UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2022

MAXAR TECHNOLOGIES INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38228	83-2809420
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 W. 120th Avenue, Westminster, Colorado	80234
(Address of principal executive offices)	(Zip Code)

303-684-7660

(Registrant’s telephone number, including area code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, at $0.0001 par value	MAXR	New York Stock Exchange, Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On June 1, 2022, Maxar Technologies Inc. (the “Company”) issued a press release announcing the Notes Offering (as defined below). The press release is furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K (the “Current Report”) and is incorporated herein by reference.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

Notes Offering

On June 1, 2022, the Company announced the commencement of a private offering (the “Notes Offering”) of $500 million in aggregate principal amount of senior secured notes due 2027 (the “Notes”). The Notes will be senior, first-priority secured obligations of the Company, initially guaranteed on a senior, first-priority secured basis by the Company’s subsidiaries that are guarantors under the Syndicated Credit Facility (as defined below). Completion of the private offering will be subject to market conditions and other factors.

The Company also announced that a conditional notice of redemption has been issued with respect to all of its outstanding 9.750% senior secured notes due 2023 (the “Existing 2023 Notes”). The redemption date for the Existing 2023 Notes will be on the same date as the closing of the Notes Offering. The Company intends to use the net proceeds from the Notes Offering, together with proceeds from borrowings under the Syndicated Credit Facility on the closing of the Notes Offering and cash on hand, to fund the redemption of all of the 2023 Notes (the “2023 Notes Redemption”) and to pay related transaction premiums, fees and expenses. The consummation of the Notes Offering is not conditioned on the consummation of the 2023 Notes Redemption and/or the consummation of the Amendment and Restatement (as defined below), but consummation of the 2023 Notes Redemption is conditioned upon, among other things, consummation of the Notes Offering. This Current Report does not constitute a notice of redemption for the Existing 2023 Notes. Any such notice will be made separately pursuant to and in accordance with the terms of the indenture governing the Existing 2023 Notes.

The Notes will be offered to persons reasonably believed to be qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. This Current Report, including Exhibit 99.1, shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offers of the securities will be made only by means of a private offering memorandum. The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction, and will not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

Amendment and Restatement of Restated Credit Agreement

In connection with the issuance of the Notes, the Company intends to amend and restate that certain Restated Credit Agreement, dated as of October 5, 2017, as amended on December 21, 2018, January 1, 2019, November 4, 2019, December 11, 2019, December 19, 2019 and April 1, 2020, among the Company, Royal Bank of Canada, as administrative agent and collateral agent, and the lenders from time to time party thereto (the “Existing Credit Agreement”, and as amended, restated, supplemented or otherwise modified from time to time, including as amended and restated by the Amendment and Restatement, the “Syndicated Credit Facility”) with certain lenders and Royal Bank of Canada, as administrative agent and collateral agent, to amend and restate the Existing Credit Agreement, (x) to refinance or repay all outstanding term loans and replace revolving commitments under the Existing Credit Agreement and (y) to amend the Existing Credit Agreement to, among other things, (i) extend the maturity date of its senior secured first lien revolving credit facility in an aggregate capacity of $500 million to 2027; provided that if the Notes are not repaid in full by the date that is 91 days prior to the maturity date of the Notes (the “Springing Maturity Date”), the maturity date for the Revolving Credit Facility will be the Springing Maturity Date, (ii) extend the maturity date of its senior secured first lien term B facility to 2029; provided that if the Notes are not repaid in full by the Springing Maturity Date, the maturity date for the Term Loan B will be the maturity date of the Notes, (iii) decrease the consolidated net leverage ratio financial maintenance covenant to (1) 5.50:1.00 for each fiscal quarter ending on or prior to December 31, 2022, (2) 5.00:1.00 for each fiscal quarter ending on and after March 31, 2023 through and including December 31, 2023 and (3) 4.50:1.00 for each fiscal quarter ending on or after March 31, 2024, (iv) increase the interest coverage ratio maintenance covenant to 2.50:1.00 as of the last day of each fiscal quarter, (v) increase the total amount of term loans outstanding to $1,500 million and (vi) permit the issuance of the Notes and the other transactions (such amendment and restatement as described in the foregoing clauses (x) and (y), the “Amendment and Restatement”). The consummation of the Amendment and Restatement (and any closing date borrowings thereunder) is conditioned on, among other things, the consummation of the Notes Offering and the consummation of the 2023 Notes Redemption.

Caution Regarding Forward-Looking Statements

This Current Report may contain forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning the completion and timing of the offering and the amendment of the Company’s existing syndicated credit facility, the Company’s plans, objectives, expectations and intentions and other statements that are not historical or current fact. Forward-looking statements are often identified by the words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “may,” “estimate,” “outlook” and similar expressions, including the negative thereof. The absence of these words, however, does not mean that the statements are not forward-looking. Forward-looking statements are based on the Company’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause the Company’s results to differ materially from current expectations include, but are not limited to, risks and uncertainties regarding the Company’s businesses.

The information furnished pursuant to Item 8.01 of this Current Report shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or Section 11 of the Securities Act, and shall not be otherwise subject to the liabilities of those sections, nor shall it be deemed incorporated by reference into any registration statement or filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing. This Current Report will not be deemed an admission by the Company as to the materiality of any information in this Current Report that is required to be disclosed solely by Item 8.01. The Company does not undertake a duty to update the information in this Current Report and cautions that the information included in this Current Report under Item 8.01 is current only as of the date hereof and may change thereafter.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being furnished herewith:

Exhibit No.	Description
99.1	Press Release of Maxar Technologies Inc., dated June 1, 2022
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 1, 2022	Maxar Technologies Inc.

	By:	/s/ James C. Lee
Name: James C. Lee
Title: Senior Vice President, General Counsel and Corporate Secretary